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                                                                    EXHIBIT 10.1


                        AMENDMENT NO. 2 AND WAIVER NO. 5
                                      UNDER
                      AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDMENT AND WAIVER dated as of June 28, 2000 under the Amended and Restated Credit Agreement dated as of September 30, 1998 (the "CREDIT AGREEMENT") among VLASIC FOODS INTERNATIONAL INC. (the "COMPANY"), the BANKS party thereto, THE CHASE MANHATTAN BANK, as Syndication Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") and Collateral Agent.

                              W I T N E S S E T H :

         WHEREAS, the Company has advised the Banks that at the end of the third Fiscal Quarter of Fiscal 2000 its Debt/EBITDA Ratio and its Fixed Charge Coverage Ratio (each as defined in the Credit Agreement) did not meet the requirements of Sections 5.13 and 5.14, respectively, of the Credit Agreement, and it has further advised the Banks that it believes it will be unable to be in compliance with such provisions at the end of the fourth Fiscal Quarter of Fiscal 2000 and the first Fiscal Quarter of Fiscal 2001 and at additional times thereafter;

         WHEREAS, the Company has requested the Banks to grant an extension of interim waivers under the Credit Agreement granted in Waiver No. 3 dated as of February 29, 2000, as extended by Waiver No. 4 dated as of June 14, 2000 ("WAIVER NO. 3"); and

         WHEREAS, the Banks party hereto are willing to extend such interim waivers under the Credit Agreement, on the terms and conditions set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions. (a) Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

          (b) The definition of "Net Cash Proceeds" in the Credit Agreement is amended in its entirety to read as follows:
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         "NET CASH PROCEEDS" means, with respect to any Asset Sale, Equity
Issuance or incurrence of Debt, an amount equal to the cash proceeds received by any Vlasic Company from or in respect of such Asset Sale, Equity Issuance or incurrence of Debt (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Sale), less (x) any expenses reasonably incurred by any Vlasic Company in respect of such Asset Sale, Equity Issuance or incurrence of Debt and (y) in the case of an Asset Sale, (i) the amount of any Debt (including interest and any premium, penalty or make-whole amount related thereto) secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof, (ii) any taxes actually paid or to be payable by any Vlasic Company (as reasonably estimated by a senior financial or accounting officer of the Company, giving effect to the overall tax position of the Company and its Subsidiaries) as a result of such Asset Sale,
(iii) payments of unassumed liabilities by any Vlasic Company (as reasonably estimated by a senior financial or accounting officer of the Company) relating to the assets subject to such Asset Sale either in contemplation of, or at the time of, such Asset Sale, (iv) reasonable reserves for post-closing adjustments (including, without limitation, purchase price adjustments and indemnification payments) and anticipated payments of unassumed liabilities relating to the assets subject to such Asset Sale payable by any Vlasic Company (as reasonably estimated by a senior financial or accounting officer of the Company), it being understood and agreed that on the day that all such post-closing adjustments and unassumed liabilities have been determined (to be a date not later than one year after the date of such Asset Sale), the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments and unassumed liabilities payable by any Vlasic Company shall constitute Net Cash Proceeds on such date, and (v) any severance costs or expenses (including, without limitation, costs or expenses incurred or to be incurred as a result of the Company's Special Severance Protection Program) or retention costs or expenses to be incurred by any Vlasic Company actually paid or to be payable by any Vlasic Company (as reasonably estimated by a senior financial or accounting officer of the Company, giving effect to the overall tax position of the Company and its Subsidiaries) as a result of such Asset Sale.

         (c) As used herein, the following additional terms have the following meanings:

         "BORROWING CONDITION" means the Company may not give any Notice of Borrowing for Revolving Loans in an amount in excess of its actual Working Capital Needs for the seven-day period beginning with the related date of Borrowing, determined consistent with the Company's historical cash management practices, as certified in reasonable detail by the Company's Chief Financial Officer, Vice President and Controller or Treasurer in a certificate accompanying such Notice of Borrowing, provided that if the amount so

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determined is less than $5,000,000, such Borrowing may be in the amount of
$5,000,000.

         "BORROWING LIMIT" means, at any time of determination, $185,200,000 minus the aggregate amount by which Revolving Loans have been repaid after the date hereof pursuant to Section 2.12 of the Credit Agreement.

         "CASH BALANCE" means, as at any time of determination, the sum of the amount of all money, currency and Temporary Cash Investments arising out of its domestic operations held or carried in any deposit, custody or other account maintained by the Company or any Domestic Subsidiary (other than any Excluded Amounts).

         "CASH MANAGEMENT BANK" means Mellon Bank, N.A. or any bank that succeeds Mellon Bank, N.A. as the Company's primary cash management system bank.

         "CASH PLAN" means the consolidated cash forecast for the domestic operations of the Company and its Domestic Subsidiaries for the period from no later than the first week of July 2000 through the last week (whether partial or full) of February 2001, showing cash receipts and disbursements (other than in respect of the principal amount of any Loans) weekly, the net difference (whether positive or negative, referred to herein as "operating cash flow") and cumulative net operating cash flow from the beginning of such period through each succeeding week, including a summary of the significant assumptions upon which such forecast was based, a copy of which is identified as an attachment to the Company's letter to the Administrative Agent dated June 28, 2000.

         "CASH SWEEP PERIOD" means as of any Domestic Business Day (i) the seven days beginning on (and including) such Domestic Business Day, provided that (ii) if on or before such day the Company has delivered to the Administrative Agent, with a copy for each Bank, a certificate of its President or its Chief Financial Officer stating that the Company has in connection with the Strategic Process duly executed (along with the counter-party thereto) a definitive agreement providing for the sale or other disposition of one or more of its Principal Businesses (which shall be identified in such certificate) in a transaction (1) meeting the requirements of Section 5.18 of the Credit Agreement and (2) containing only conditions to closing customary for a transaction of such nature, which certificate has attached thereto extracts from such agreement germane to determining whether such agreement meets the requirements of clause
(y) of Section 5.18 of the Credit Agreement and the requirement of subclause (2) (which extracts may be redacted to the extent necessary to maintain the confidentiality of the identity of the counter-party and the price and other financial terms of such

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agreement), then at the Company's election (which it shall notify to the
Administrative Agent), the Cash Sweep Period shall mean the one-month period beginning on (and including) such Domestic Business Day, provided further that if at any time prior to the consummation of a transaction described in clause
(ii) of this definition such agreement ceases to be in full force and effect or any party thereto exercises a right of termination or the Company, in its reasonable judgment and acting in good faith, determines that there is a significant possibility that any condition precedent will be unable to be met, then the Company shall promptly notify the Administrative Agent, and the Required Banks may, by notice to the Company, declare the applicability of such clause (ii) to be ended, whereupon the Cash Sweep Period automatically will become the period specified in clause (i) of this definition.

         "CONSOLIDATED TANGIBLE NET WORTH" means, at any date, the consolidated shareowners' equity of the Company and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. As used herein, "INTANGIBLE ASSETS" means the amount (to the extent reflected in determining such consolidated shareowners' equity) of all unamortized goodwill, trademarks and other intangibles (primarily premium shelf space).

         "DISCLOSURE MATERIALS" means (a) the February 10 Call Materials and (b) the June 7 Meeting Materials.

         "DF CONDITION" is satisfied if (i) the DF Participants or the DF Fronting Bank have entered into the DF Participation Agreement, and the DF Escrow Account has been created, by no later than July 31, 2000 and (ii) the DF Participants have deposited an aggregate of $17,500,000 in the DF Escrow Account by no later than July 31, 2000.

         "DF ESCROW ACCOUNT" means an escrow account established by the DF Participants with a bank reasonably satisfactory to the Agents, subject to an agreement having provisions as contemplated by the DF Participation Term Sheet.

         "DF FRONTING BANK" means a major commercial bank satisfactory to the Required Banks.

         "DF PARTICIPANTS" means those individuals who delivered a commitment letter substantially in the form of Exhibit A to the Administrative Agent pursuant to clause (iii) of Section 18(a).

         "DF PARTICIPATION AGREEMENT" means a master participation agreement to which the Participating Banks, the Administrative Agent and either the DF Participants or the DF Fronting Bank are party, having terms substantially as described in the DF Participation Term Sheet and otherwise reasonably

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satisfactory to the Required Banks and the DF Participants, pursuant to which the DF Participants or the DF Fronting Bank, as the case may be, are, on such terms but otherwise absolutely and unconditionally, obligated to provide funds in connection with New Revolving Loans made by the Banks.

         "DF PARTICIPATION TERM SHEET" means the term sheet captioned "Supplemental Term Sheet for Waiver No. 5" dated June 26, 2000, with the term sheet captioned "Term Sheet for Waiver No. 4" dated June 2, 2000 attached thereto, a copy of which is identified as an attachment to the Company's letter to the Administrative Agent dated June 28, 2000.

         "EXCESS CASH AMOUNT" has the meaning specified in Section 3(d).

         "EXCLUDED AMOUNT" means any money, currency or Temporary Cash Investments held or carried in a Collateral Account maintained by the Collateral Agent pursuant to the Security Agreement or pledged in compliance with Section
5.10 of the Credit Agreement to secure obligations to reimburse banks for amounts drawn under letters of credit.

         "FACILITY FEES" means the facility fees payable by the Company pursuant to Section 2.08(a) of the Credit Agreement (as amended or otherwise modified from time to time, including by the provisions of this Waiver).

         "FEBRUARY 10 CALL MATERIALS" means the written materials prepared by the Company and distributed to the Banks in connection with the lender conference call held by the Company on February 10, 2000, as identified as attachments to the Company's letter to the Administrative Agent dated February 17, 2000.

         "FEE DETERMINATION DATE" has the meaning specified in Section 18(b).

         "INDENTURE" means the Indenture dated as of June 29, 1999 from the Company to The Bank of New York, as trustee, pursuant to which the Subordinated Notes were issued.

         "JUNE 7 MEETING MATERIALS" means the written materials prepared by or on behalf of the Company and distributed to the Banks attending the lender meeting held by the Company on June 7, 2000 at such meeting, as identified as attachments to the Company's letter to the Administrative Agent dated June 28, 2000.

         "MUSHROOMS AGREEMENT" has the meaning specified in the definition of Mushrooms Sale.

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         "MUSHROOMS AMOUNT" means $7,100,000 of the proceeds of the Mushrooms
Sale paid by the Company to the Collateral Agent to be held in the Collateral Account maintained with it pursuant to the Security Agreement, together with any interest or other investment income on such amount held in such account.

         "MUSHROOMS SALE" means the sale on January 31, 2000 of all of the outstanding capital stock of Vlasic Farms, Inc. by the Company pursuant to the Stock Purchase Agreement (the "Mushrooms Agreement") dated as of December 17, 1999 among the Company, Money's Farms (U.S.) Ltd., and Money's Mushrooms Ltd.

         "NEW REVOLVING LOANS" means Revolving Loans made pursuant to Section 3(c).

         "PARTICIPATING BANK" means a Bank that has evidenced its agreement hereto as provided in clause (i) of Section 18(a) by 5:00 P.M. on the Fee Determination Date.

         "PRINCIPAL BUSINESS" means any one of the following:

         (i) the frozen foods business consisting of Swanson frozen foods in the United States and Canada, but excluding Freshbake frozen foods in the United Kingdom;

         (ii) the grocery products business consisting of Vlasic retail and foodservice pickles and condiments in the United States, but excluding (1) Open Pit barbecue sauce and related brands in the United States and (2) Stratford upon Avon Foods Limited and Rowats pickles, and canned beans and vegetables in the United Kingdom;

         (iii) Open Pit barbecue sauce and related brands in the United States; and

         (iv) Freshbake frozen foods in the United Kingdom and Stratford upon Avon Foods Limited and Rowats pickles, and canned beans and vegetables in the United Kingdom.

         "STANDSTILL EXPIRY DATE" means the date on which the Standstill Expiry Time occurs.

         "STANDSTILL EXPIRY TIME" means, if a Standstill Period has commenced pursuant to Section 4(c), 5:00 P.M. (New York City time) on the date that otherwise would have been the Waiver Expiry Date had the Waiver Period not ended pursuant to Section 4(c) and the Standstill Period commenced. For

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example, (a) if the Standstill Period commences and the Company takes the actions contemplated by the proviso in Section 4(a), the Standstill Expiry Date will be the Subordinated Note Standstill Date and (b) if the Standstill Period commences and any event occurs or condition exists that would, pursuant to
Section 13, cause this Waiver to lapse and the Waiver Expiry Time to occur on a specified date, the Standstill Expiry Date will be such specified date.

         "STANDSTILL PERIOD" has the meaning specified in Section 4(c).

         "STRATEGIC PROCESS" has the meaning specified in Section 13(c).

         "SUBORDINATED NOTES" means the Company's Series A and Series B 10 1/4% Senior Subordinated Notes due 2009.

         "VLASIC BRANDS COMPANIES" means Vlasic International Brands Inc. and VF Brands, Inc., each a wholly owned Subsidiary of the Company.

         "WAIVER" means this Amendment and Waiver.

         "WAIVER EFFECTIVE DATE" has the meaning specified in Section 18(a).

         "WAIVER EXPIRY DATE" means the date on which the Waiver Expiry Time occurs.

         "WAIVER EXPIRY TIME" means 5:00 P.M. (New York City time) on February 28, 2001, or such earlier time as is determined pursuant to the proviso in
Section 2(a), Section 4 or Section 13.

         "WAIVER FINANCIAL TESTS" means as of any day that:

         (a) the North American gross sales for the three-month period ending on the last day of the most recently ended month are not less than $130,000,000; and

         (b) Consolidated Tangible Net Worth as at the end of the most recently ended Fiscal Quarter was not less than negative $180,000,000;

provided that:

         (x) if the Company sells or otherwise disposes of a Principal Business (other than the one described in clause (iv) of the definition of Principal Business), then for any three-month period (or portion thereof) during any Fiscal Year that is subsequent to the date of such sale or other disposition the amount in clause (a) shall be reduced by an amount equal to the gross sales of such Principal Business during the comparable three-month period (or portion thereof) during the preceding Fiscal Year; and

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         (y) if the Company sells or otherwise disposes of (or enters into an agreement to sell or otherwise dispose of) a Principal Business and on account of such disposition (or agreement) the Company, in compliance with GAAP, recognizes a gain or loss, then the amount in clause (b) shall be adjusted by the amount of such gain or loss, upwards or downwards as the case may be.

         "WAIVER PERIOD" means a period from and including the Waiver Effective Date to and including the Waiver Expiry Time.

         "WEEKLY PERIOD" has the meaning specified in clause (i) of Section 5.

         "WEEKLY CASH FLOW REPORT" has the meaning specified in clause (i) of
Section 5.

         "WORKING CAPITAL NEEDS" means with respect to any seven-day period applicable to determining whether the Borrowing Condition is met the Company's actual cash funding needs for ordinary course of business expenditures (net of other sources of funds available or expected to be available to it, including previous Borrowings) during such period, including any fees required to be paid pursuant to Section 14 but excluding the principal of and any accrued interest on any Loans required to be repaid pursuant to Section 2.12 of the Credit Agreement.

         SECTION 2. Certain Waivers. (a) The Banks party hereto waive (including for purposes of clause (c) of Section 3.03 of the Credit Agreement) any Default occurring on account of the Company's failure to be in compliance with Section
5.13 or Section 5.14 of the Credit Agreement as at the end of the second, third and fourth Fiscal Quarters of Fiscal 2000 and the first and second Fiscal Quarters of Fiscal 2001, provided that if as of the last day of any month or Fiscal Quarter the Company fails to meet the Waiver Financial Tests, then the waivers granted by this Section 2 shall automatically cease to be effective as of the last day of such month or Fiscal Quarter, as the case may be.

         (b) The Banks party hereto hereby waive any Default that may have occurred as a result of the Company at any time prior to the date hereof having made or been deemed to have made the representation and warranty set forth in
Section 4.05(c) of the Credit Agreement without qualification by reference to the circumstances described in the Disclosure Materials.

          (c) The foregoing waivers shall be effective solely for the period beginning on the Waiver Effective Date and ending at the Waiver Expiry Time.

          (d)   The Company understands and accepts:

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                  (i) the interim nature of the waiver provided hereby, and that the Banks have given no assurances that they will extend the waiver provided hereby or provide other waivers under or amendments to the Credit Agreement or any other Financing Document;

                 (ii) that except as expressly set forth herein, the waiver contained herein shall not constitute a waiver or amendment of any term or condition of the Credit Agreement or any other Financing Document and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects, and that no failure or delay by the Banks or any of them in exercising any right, power or privilege under any Financing Document, or any other action taken or not taken or statement made, during the period prior to the date hereof or during the period this Waiver is in effect shall operate as a waiver thereof or obligate any Bank to agree to an extension of the waiver provided hereby or any other waiver under or amendment to any Financing Document;

                (iii) that the Banks are under no obligation to extend, and in their sole and absolute discretion may refuse to extend, this Waiver beyond the Waiver Expiry Time; and

                 (iv) that since the Company failed (other than by reason of Waiver No. 3 and this Waiver) to be in compliance with Sections 5.13 and 5.14 of the Credit Agreement as at the end of the second and third Fiscal Quarters of Fiscal 2000, if the Banks do not extend the waiver provided hereby or take other action in respect of any such failure, an Event of Default will automatically exist immediately following the expiry of this Waiver, without the requirement of any further action by the Banks or the Administrative Agent.

         SECTION 3. Borrowings; Commitments. The Company agrees that during the period from the date hereof until 5:30 P.M. (New York City time) on February 28, 2001 it will not give any Notice of Borrowing, and the Banks shall have no obligation to fund any Borrowing of Revolving Loans, unless such Borrowing is in accordance with the provisions of this Section 3 (and otherwise in compliance with this Waiver and the Credit Agreement as modified hereby).

          (a) Unless permitted by Section 3(b) or (c), no Borrowing shall be made that would cause the principal amount of outstanding Revolving Loans (after giving effect to such Borrowing) to exceed the Borrowing Limit.

          (b) Borrowings of Revolving Loans in excess of any amount that would be permitted by Section 3(a) or 3(c) are permitted if and to the extent the Required

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Banks, subsequent to the date hereof, determine to permit such additional
Borrowings. The Company understands and accepts that the Banks have given no assurances that they will make such a determination or of the circumstances under which they would make such a determination, and that the Banks are under no obligation to make such a determination and in their sole and absolute discretion may refuse to make such a determination or may impose dollar limitations or other conditions upon the effectiveness of such determination.

          (c) Borrowings of Revolving Loans in excess of any amount that would be permitted by Section 3(a) or 3(b) are permitted (and the Company may borrow, repay and re-borrow within the limits contemplated by this Section 3(c)) to the extent that, after giving effect to such Borrowing, the principal amount of outstanding Revolving Loans does not exceed the sum of $35,000,000 and the Borrowing Limit, but only if (i) prior to the first such Borrowing the DF Condition has been satisfied and (ii) on the date of each such Borrowing, the Administrative Agent has actually received, in Federal or other funds immediately available in New York City, at its address referred to in Section
9.01 of the Credit Agreement, pursuant to the DF Participation Agreement, an amount equal to the portion of such Borrowing, if any, required to be funded by the DF Participants (either directly or through the DF Fronting Bank) pursuant to the DF Participation Agreement.

          (d) If on any Domestic Business Day after the first day on which the Company makes a Borrowing of Revolving Loans pursuant to Section 3(c) the Cash Balance as determined as of the close of business on the immediately preceding Domestic Business Day exceeds the sum of (i) the Company's actual cash funding needs for ordinary course of business expenditures for the Cash Sweep Period (net of other sources of funds available or expected to be available to it, including proceeds of previous Borrowings), all as determined in the reasonable judgment of the Company's Chief Financial Officer, Vice President and Controller or Treasurer, consistent with its historical cash management practices, and (ii) $5,000,000 (any such excess being an "Excess Cash Amount"), the Company shall on such Domestic Business Day prepay a principal amount of Loans equal to such Excess Cash Amount. The Company shall deliver notice to the Administrative Agent not later than Noon (New York City time) on each date a repayment is required to be made pursuant to this Section 3(d), specifying the amount of Loans being repaid, and any repayment of Fixed Rate Loans shall be subject to Section 2.14 of the Credit Agreement. The Company agrees that in order to minimize the number of occasions on which Section 2.14 will be applicable, it will maintain as Base Rate Loans a portion of the outstanding Revolving Loans determined in consultation with the Administrative Agent. Each prepayment of the Loans required under this Section 3(d) shall be applied first to the Revolving Loans until they are repaid in full and then to the Term

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Loans until they are repaid in full, but no reduction of the Revolving Credit
Commitments or the Borrowing Limit shall be required in connection with any such repayment of Revolving Loans.

          (e) No Borrowing may be made, even if otherwise permitted by Section 3(b) or 3(c), (i) unless the Borrowing Condition is satisfied in connection therewith or (ii) during the Standstill Period, and all Borrowings remain subject to the requirements of Section 3.03 of the Credit Agreement (determined giving effect to this Waiver).

          (f) The requirements of clause (d) of Section 3.03 of the Credit Agreement are hereby waived during the Waiver Period to the limited extent that the representation and warranty set forth in Section 4.05(c) of the Credit Agreement is not true solely on account of the circumstances described in the Disclosure Materials, and any representation and warranty made or deemed made by the Company on or after the date hereof during the Waiver Period pursuant to
Section 3.03 of the Credit Agreement shall be deemed qualified to such extent.

         SECTION 4. Accelerated Waiver Expiry Time; Standstill Period. (a) If the Company fails to pay in full on the date when due (without allowance for any grace period) the payment of interest due on the Subordinated Notes on January 1, 2001 (the "January 1 Payment"), the Waiver Expiry Time will become 5:00 P.M. (New York City time) on January 30, 2001, without the requirement of any notice from or other action by any of the Banks or the Administrative Agent, provided that (1) if the Company obtains and delivers to the Administrative Agent an instrument (the form and substance of which are satisfactory to the Required Banks) pursuant to which the holders of more than 75% of the outstanding Subordinated Notes have agreed not to take, and to instruct the trustee under the indenture not to take, any action to accelerate the principal of the Subordinated Notes or to enforce any other remedies for the enforcement or collection of the Subordinated Notes or the Indenture any earlier than a date specified therein that is no later than February 28, 2001 (the "Subordinated Note Standstill Date"), then the date referred to above in this Section 4(a) on which the Waiver Expiry Date shall automatically occur shall be the Subordinated Note Standstill Date instead of January 30, 2001 and (2) if subsequent to such due date the Company makes the January 1 Payment using funds that are neither proceeds of Asset Sales nor funds generated by the business or operations of the Company and its Subsidiaries, then the Waiver Expiry Date shall automatically revert to being February 28, 2001.

          (b) If on or before December 28, 2000 the Company has not (i) established (with a commercial bank and pursuant to documentation satisfactory to the Required Banks) an escrow account (the "Escrow Account"), (ii) provided in the agreement establishing the Escrow Account, and unconditionally agreed in

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an instrument delivered to the Administrative Agent, that funds on deposit in the Escrow Account will be used solely to make the January 1 Payment and (iii) arranged to be deposited in the Escrow Account funds in an amount equal to the January 1 Payment that are neither proceeds of Asset Sales nor funds generated by the business and operations of the Company and its Subsidiaries, then the Waiver Expiry Time will become 5:00 P.M. (New York City time) on December 28, 2000 without the requirement of any notice from or other action by any of the Banks or the Administrative Agent.

          (c) The Banks party hereto agree that if the Waiver Expiry Date becomes December 28, 2000 pursuant to Section 4(b), then during the period (the "Standstill Period") from the Waiver Expiry Time until the Standstill Expiry Time they will not take, nor will they instruct the Administrative Agent or the Collateral Agent to take, any action to enforce any collection or other right or remedy available to the Banks under the Credit Agreement or the Collateral Documents solely to the extent that the availability of such right or remedy arises exclusively from (i) any Event of Default that would be, during the Waiver Period, waived by this Waiver or (ii) the failure of the Company to make the January 1 Payment (the circumstances described in clauses (i) and (ii) being referred to as "Specified Defaults"), other than (x) accelerating the principal of the Loans and (y) delivering a "Payment Blockage Notice" pursuant to Section
10.04 of the Indenture. The Company agrees that when the Standstill Expiry Time occurs, the foregoing agreement of the Banks to forebear from exercising such rights and remedies on account of any Specified Default shall immediately and automatically terminate without the requirement of any demand, presentment, protest or notice of any kind, all of which the Company waives, and the Banks, the Administrative Agent and the Collateral Agent may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Financing Documents and applicable law. The Company agrees that if any Default or failure to comply with this Waiver other than a Specified Default shall occur and be continuing, the Banks, the Administrative Agent and the Collateral Agent may proceed to exercise any and all of their respective rights and remedies under any or all of the Financing Documents and applicable law on account of such other Default or failure even if during the Standstill Period, and further agrees and acknowledges that the foregoing agreement of the Banks to forebear shall not constitute a wavier of any Specified Default and that, subject only to such agreement to forebear, the Banks expressly reserve all rights and remedies that they or the Administrative Agent or the Collateral Agent now or may in the future have under any or all of the Financing Documents and applicable law in respect of the Specified Defaults.

         SECTION 5. Reports. The Company agrees that so long as any Bank has any Loans outstanding under the Credit Agreement or any interest or fee accrued

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thereunder remains unpaid, the Company shall deliver the following information to the Administrative Agent and each Bank:

                  (i) by facsimile no later than 5:00 P.M. (New York City time) on each Tuesday (or, if such day or the immediately preceding Monday is not a Domestic Business Day, the next succeeding Domestic Business
         Day), a report with respect to its domestic operations (in a form and level of detail consistent with the Cash Plan, referred to herein as a "Weekly Cash Flow Report") setting forth cash receipts and disbursements (other than in respect of the principal amount of any Loans), operating cash flow and cumulative net operating cash flow for the Company and its Domestic Subsidiaries for the week ending on the most recent Friday (a "Weekly Period"), and if the cumulative net operating cash flow for such Weekly Period varies adversely by more than $6,000,000 from the cumulative net operating cash flow for such Weekly Period set forth in the Cash Plan, the Company shall also deliver with such Weekly Cash Flow Report a reconciliation to the forecast for that week included in the Cash Plan and an explanation of the causes of any variances.

                 (ii) by facsimile no later than 5:00 P.M. (New York City time) on each Tuesday (or, if such day or the immediately preceding Monday is not a Domestic Business Day, the next succeeding Domestic Business
         Day), a report (in a form and level of detail satisfactory to the Administrative Agent) for the most recent Weekly Period, setting forth for such Weekly Period (a) gross sales, (b) shipment volumes and (c) as available, IRI data, in each case for each major domestic product line (all such calculations to be made in a manner consistent with the Company's historical practices in compiling and reporting such data), as well as the status of trade payables;

                (iii) by facsimile no later than 15 Domestic Business Days after the end of each month (or, in the case of the last month of the Fiscal Year, 60 days and, in the case of August, 45 days), a copy of the Company's monthly management operating report for such month, including a consolidated statement of earnings of the Company and its Consolidated Subsidiaries for such period and for the current Fiscal Year to date, in each case compared to the projections for such period and Fiscal Year to date previously delivered to the Banks, and also setting forth North American gross sales for the three-month period ending with such month, the cumulative amount of Consolidated Capital Expenditures and depreciation for the period from January 1, 2000 through the end of such month and, when such month is the last month of a Fiscal Quarter, Consolidated Tangible Net Worth as at the end of such Fiscal Quarter.

                 (iv) at any time when clause (ii) of the definition of Cash Sweep is applicable, by facsimile no later than 5:00 P.M. (New York City time) on the first and fifteenth Domestic Business Day of each month, a projection of its cash flow for the next 70 days in a form and level of detail satisfactory to the Administrative Agent.

         SECTION 6. Other Modifications of Existing Provisions of the Credit Agreement. The Company and the Banks party hereto agree that so long as any Bank has any Loans outstanding under the Credit Agreement or any interest or Facility Fee accrued hereunder remains unpaid, the provisions of the Credit Agreement are modified as follows:

         (a) The provisions of Section 2.12(c) of the Credit Agreement shall not apply to any moneys deposited in the Escrow Account.

          (b) Any sale or other transfer of all or any substantial part of the assets of, or merger or consolidation involving, the Company or any Subsidiary as part of the Strategic Process will be considered to be in compliance with the requirements of Section 5.09 of the Credit Agreement without the requirement of any further consent of the Required Banks, but only if (a) such transaction constitutes an Asset Sale the Net Cash Proceeds of which will be applied pursuant to Section 2.12(a) of the Credit Agreement or (b) in the case of a merger or consolidation involving the Company, such transaction provides for the repayment in full of all Loans outstanding under the Credit Agreement together with any interest and Facility Fees accrued thereunder.

          (c) Notwithstanding the provisions of subclause (i) of clause (ix) of
Section 5.10 of the Credit Agreement, Liens otherwise permitted thereby may be created and exist on cash and Temporary Cash Investments of up to an aggregate amount of $12,000,000 securing obligations to reimburse banks for amounts drawn under letters of credit.

          (d) Notwithstanding the provisions of Section 5.15 of the Credit Agreement, no Vlasic Company will make any Restricted Payment.

         (e) Section 5.16 of the Credit Agreement is hereby amended to read in its entirety as follows:

                          SECTION 5.16. Capital Expenditures. The cumulative amount of Consolidated Capital Expenditures for each period beginning on January 1, 2000 and ending on the last day of each month thereafter shall not exceed the amount of depreciation for such period.

         (f) Notwithstanding the provisions of Section 2.12(a) and Section 5.17 of the Credit Agreement, no Domestic Vlasic Company shall have the option to treat any Net Cash Proceeds from any Asset Sale as Reinvestable Proceeds.

          (g) In Section 5.18 of the Credit Agreement, the reference to "$5,000,000" is changed to $2,500,00 and the reference to "75%" is changed to 100%.

          (h) Notwithstanding subsection (c) of Section 5.19 of the Credit Agreement, no Vlasic Company shall make any Permitted Asset Acquisition or Permitted Investment.

         SECTION 7. Vlasic Brands Companies. The Company agrees that each of the Vlasic Brands Companies will not (i) incur any Debt or other liabilities other than its Guarantee of the Company's obligations under the Credit Agreement, (ii) sell or otherwise transfer any of its assets other than licensing/sub-licensing to other Vlasic Companies in the ordinary course of business or (iii) engage in any business other than owning or being the licensee of trade marks and other intellectual property used by the Vlasic Companies.

         SECTION 8. Meetings and Conference Calls. The Company agrees that as often as may be reasonably requested by the Administrative Agent during the Waiver Period and any Standstill Period it will have meetings to which all of the Banks are invited, on dates and in locations to be mutually agreed with the Administrative Agent (or, if in any particular instance agreed by the Administrative Agent, a conference call in lieu of such a meeting), at which its senior management will make detailed presentations of its recent results of operations and current financial condition and the current status of its business and affairs, as well as the status of the Strategic Process. For all such meetings and conference calls, the Company will arrange for representatives of Lazard Freres, the Company's financial adviser, to be present or participating and available to answer questions concerning the status and results of their activities on behalf of the Company. Without limiting the generality of the foregoing, the Company will hold a conference call at least once a month during the Waiver Period and any Standstill Period in which all of the Banks will be invited to participate, on a date and at a time to be mutually agreed with the Administrative Agent, at which its senior management and representatives of Lazard Freres will report on the status of the Strategic Process.

         SECTION 9. Treatment of Cash Proceeds from Mushrooms Sale and Other Asset Sales etc. (a) The Banks party hereto agree that if at any time during the Waiver Period the Company delivers to the Administrative Agent a certificate of its President, Chief Financial Officer or Vice President and Controller stating that the Company is obligated to make a post-closing adjustment payment to the Buyer under the Mushrooms Agreement pursuant to Section 2.4(b) of the Mushrooms Agreement, in the amount specified in such certificate (the "Post-Closing Adjustment Amount"), and that all dispute procedures contemplated by Section 2.4(c) of the Mushrooms Agreement have been completed (which certificate shall also represent and warrant that no Default (other than as waived by this Waiver) has occurred and is continuing), then the Administrative Agent shall direct the Collateral Agent to pay to or at the direction of the Company from funds constituting the Mushrooms Amount an amount equal to the lesser of (i) the Post-Closing Adjustment Amount and (ii) funds constituting the Mushrooms Amount held by the Collateral Agent in the Collateral Account maintained by it pursuant to the Security Agreement. The Banks party hereto further agree that at any time during the Waiver Period the Company may deliver to the Administrative Agent a certificate of its President, Chief Financial Officer or Vice President and Controller setting forth, in reasonable detail, a calculation of the Net Cash Proceeds of the Mushrooms Sale giving effect to the amendment of the definition of Net Cash Proceeds made in Section 1(b) of this Waiver (which certificate shall also (1) in reasonable detail reconcile such calculation to the calculation of such Net Cash Proceeds initially provided to the Administrative Agent and (2) represent and warrant that no Default (other than as waived by this Waiver) has occurred and is continuing), and if such certificate demonstrates that there are amounts ("Additional Amounts") properly deductible in determining the Net Cash Proceeds of the Mushrooms that were not initially retained by the Company then the Administrative Agent shall direct the Collateral Agent to pay to the Company from funds constituting the Mushrooms Amount an amount equal to the lesser of (i) the Additional Amounts and (ii) funds constituting the Mushrooms Amount held by the Collateral Account maintained by it pursuant to the Security Agreement. For the sake of avoidance of doubt, it is understood and agreed that the Collateral Agent is not required to pay to or at the direction of the Company pursuant to this Section 9 an aggregate amount exceeding the Mushrooms Amount.

         (b) If in connection with any Asset Sale the Company's calculation of the Net Cash Proceeds thereof includes any deduction from gross cash proceeds on account of items relating thereto described in clause (ii), (iii) or (iv) of the definition of Net Cash Proceeds that are payable or estimated to be payable after the closing of such Asset Sale, the Company shall deliver to the Administrative Agent a certificate of its President, Chief Financial Officer or Vice President and Controller describing such amounts in reasonable detail, and concurrently with the closing of such Asset Sale the Company shall pay to the Collateral Agent for deposit in a Collateral Account maintained with it pursuant to the Security Agreement an amount equal to the aggregate amount of such deductions. From time to time thereafter the Company may deliver to the Administrative Agent a further certificate of its President, Chief Financial Officer or Vice President and Controller stating that the Company is obligated to make a payment of any such amount within the next three Domestic Business Days (which certificate shall also describe such amount in reasonable detail and shall also represent and warrant that no Default (other than as waived by this Waiver) has occurred and is continuing), and upon receipt of any such certificate the Administrative Agent shall direct the Collateral Agent to pay to or at the direction of the Company from the amounts previously deposited with respect to such Asset Sale and held in the Collateral Account maintained by it pursuant to the Security Agreement an amount equal to the amount specified in such certificate.

         SECTION 10. Cash Management Bank. The Company agrees that if it is requested by the Required Banks, it will execute and deliver such amendments to the existing Collateral Documents and the Subsidiary Guarantee Agreement as will provide for overdrafts and similar liabilities owing to the Cash Management Bank being entitled to the benefits of the Collateral Documents and the Subsidiary Guarantee Agreement equally and ratably with the Company's obligations under the Credit Agreement.

         SECTION 11. Miscellaneous Other Provisions. (a) The rights of the Agents and each Bank pursuant to clause (ii) of Section 9.03(a) of the Credit Agreement shall be determined without giving effect to this Waiver or any prior waivers. Without limiting the generality of Section 9.03(a), the Company agrees that it will pay on demand all statements for fees and expenses (which may include amounts on account) of any financial, accounting or valuation advisers or special counsel retained by the Administrative Agent or otherwise on behalf of the Banks (including those of Policano & Manzo pursuant to its engagement letter dated May 18, 2000), as well as all out-of-pocket expenses incurred by the Administrative Agent in connection with it acting as such.

          (b) The right of the Company pursuant to Section 9.06(c) of the Credit Agreement to consent to any Assignee and the related assignment shall be determined without giving effect to this Waiver, and any Assignee and the related assignment shall always (including any time after expiration of the Waiver Period) be subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld) regardless of whether any Event of Default has occurred and is continuing. The consent of neither the Administrative Agent nor the Company shall be required for any assignment to Family Participating Lenders as contemplated by Section 2(d) of the DF Participation Term Sheet.

          (c) Both references to $5,000,000 in the last sentence of Section 2.12(e) of the Credit Agreement are amended to be instead $500,000, provided that if prior to the Waiver Effective Date the Company has deferred making prepayments of Loans solely on account of the amount in the last sentence of
Section 2.12(e) being $5,000,000, the amounts so deferred may continue to be deferred until the sum of (i) such deferred amounts plus (ii) the amounts required to be repaid pursuant to Section 2.12 on or after the Waiver Effective Date (whether or not the amounts referred to in clause (ii) have already been the basis of a prepayment) equal $5,000,000.

          (d) The dates and amounts of any prepayments of Loans required by this Waiver, having been imposed as conditions to this Waiver by the Required Banks, are not intended to be dates "fixed" for any such payment for purposes of
Section 9.05(iii) of the Credit Agreement and accordingly may be amended or waived with the consent of the Required Banks.

          (e) The Administrative Agent and each Participating Bank agrees to enter into the DF Participation Agreement.

          (f) If at any time the aggregate amount of funds that have been paid by the DF Participants (either directly or through the DF Fronting Bank) on account of New Revolving Loans pursuant to the DF Participation Agreement equals the principal amount of the Loans outstanding, then notwithstanding the provisions of Section 7.08 of the Credit Agreement, Section 15(h) of the Security Agreement and any comparable provisions of any other Collateral Document, a resignation of the Administrative Agent and the Collateral Agent may become effective even if a successor Administrative Agent or Collateral Agent has not accepted appointment, provided that in such circumstances the Collateral Agent shall execute and deliver, at the expense of the DF Participants, such assignments or similar instruments as may be reasonably requested by the DF Participants or the DF Fronting Bank, as the case may be, naming the then Banks, as their interests appear, its assignees as secured party.

          (g) The Company agrees that on or before the 15th Domestic Business Day after the Waiver Effective Date it will enter into, and cause its appropriate Subsidiaries to enter into, an account agreement, granting a lien on and security interest in all accounts constituting its cash management system, satisfactory to the Required Banks, and will deliver to the Administrative Agent such certificates, opinions of counsel and other documents and information in connection therewith as shall be reasonably requested by the Administrative Agent.

          (h) The DF Participation Agreement contemplates that in certain circumstances, the DF Participants will be entitled to vote with respect to matters relating to the Loans and the Financing Documents. To permit the foregoing, Section 9.06(b) of the Credit Agreement is modified to provide that in circumstances where the percentage of the Credit Exposures or of the aggregate unpaid principal amount of Loans required for the Banks or any of them to take any action under any provision of the Financing Documents is being determined, a Bank may indicate for such purposes that a portion of its Credit Exposure or aggregate unpaid principal amount of Loans is designated as approving such action and the remaining portion is designated as disapproving such action if necessary so as to reflect the instructions of the DF Participants with respect to their participation interest pursuant to the DF Participation Agreement. The Banks party hereto also confirm in respect of
Section 9.06(b) of the Credit Agreement that the DF Participants may be Participants under the Credit Agreement notwithstanding that they are not banks or other institutions.

          (i) Each Bank party hereto, and the Administrative Agent and the Collateral Agent, hereby agrees for purposes of Section 2.20(c) of the Credit Agreement that the obligation of the Company for any fees or other compensation that it has agreed to pay to the DF Participants in any agreement or other instrument related to (and consistent with the terms of) the DF Participation Term Sheet may be designated as an additional Guaranteed Obligation and an additional Secured Obligation of the Company for purposes of the Financing Documents pursuant to such Section 2.20(c), provided that such obligation shall be entitled to the benefits of the Subsidiary Guarantee Agreements and the Security Agreement and other Collateral Documents only on a basis junior to the Secured Obligations of the Banks and the Agents.

         SECTION 12. Release of Bank Liability. The Company, for itself and on behalf of its affiliated entities, successors, assigns and legal representatives (the "Company Parties"), jointly and severally releases, acquits and forever discharges the Administrative Agent, the Syndication Agent and each Bank (collectively, the "Bank Parties"), and their respective subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, successors and assigns, both present and former (collectively, the "Banks' Affiliates") from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in contract, tort, law or equity which the Company or any other Company Party has or may have against any of the Bank Parties and/or the Banks' Affiliates by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date hereof, including but not limited to any claim or defense that relates to, in whole or in part, directly or indirectly, (i) the making or administration of the Loans, including without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called "lender liability theories", (ii) any covenants, agreements, duties or obligations set forth in the Financing Documents, (iii) any actions or omissions of any of the Bank Parties and/or the Banks' Affiliates in connections with the initiation or continuing exercise of any right or remedy contained in the Financing Documents or at law or in equity, (iv) lost profits,
(v) loss of business opportunity, (vi) increased financing costs, (vii) increased legal or other administrative fees, or (viii) damages to business reputation.

         SECTION 13. Lapse of Waiver. (a) The Company agrees that its failure to comply with any provision of this Waiver shall cause the waivers granted hereby to cease to be in effect (i) in the case of Sections 3(d), 6, 7 and 14(c), immediately and without the requirement of any prior notice from or further action on the part of any Bank or the Administrative Agent, (ii) in the case of
Section 5, if such failure continues for two Domestic Business Days (without the requirement of any notice from the Administrative Agent) and (iii) in any other case not explicitly covered by another provision of this Waiver, if such failure continues for more than five days after notice from the Administrative Agent given at the direction of the Required Banks.

          (b) The Company agrees that if the DF Condition is not satisfied on or before July 31, 2000, regardless of the reason why the DF Condition has not been so satisfied, then the Required Banks may by notice to the Company cause this Waiver to lapse on the date of such notice.

          (c) The Company acknowledges that Banks party to this Waiver are agreeing to this Waiver in reliance in part upon the Company having delivered to the Administrative Agent a certificate, dated June 6, 2000, of the Secretary of the Company, which has attached thereto an extract from minutes of a meeting of the Board of Directors of the Company held on June 6, 2000. The Company agrees that if the Board of Directors subsequently takes or directs, officially or unofficially, any further action that has the effect of revoking the authorization in such extract or significantly delaying the carrying out of the process contemplated thereby (the "Strategic Process"), then the Required Banks may by notice to the Company cause this Waiver to lapse on the fifth Domestic Business Day after the date of such notice.

        (d) The Company also agrees that this Waiver shall be considered a "Financial Document" for all purposes of the Credit Agreement, including without limitation clause (d) of Section 6.01 therein.

         SECTION 14. Interest and Additional Fees. (a) The Company agrees that as of June 20, 2000 the Facility Fee Rate, Euro-Dollar Margin, CD Margin and

Base Rate Margin shall be as set forth in the table below, regardless of the actual Debt/EBITDA Ratio:

                               Facility Fee Rate
                                      0.50%
                               Euro-Dollar Margin
                                      3.25%
                               CD Margin
                                      3.375%
                               Base Rate Margin
                                      2.25%

          (b) Notwithstanding the provisions of Section 2.07 and Section 2.08 of the Credit Agreement, beginning with June 30, 2000, the Company will pay (a) interest on Base Rate Loans and Facility Fees on the last day of each month rather than quarterly and (b) interest on Fixed Rate Loans at intervals of 30 days or one month, as the case may be, rather than 90 days or three months (and in any such case on each other date specified in the applicable section).

          (c) In addition to the fees payable by the Company to the Banks pursuant to Section 18(b), the Company agrees that if the Waiver Effective Date occurs the Banks will on the Waiver Effective Date have earned, and the Company shall be obligated to pay to the Administrative Agent for the account of the Banks ratably in proportion to their Credit Exposures determined as of the Waiver Effective Date, on the date provided herein, additional fees ("Additional
Fees), which shall be non-refundable (but subject to adjustment as provided herein), consisting of "Tranche A Additional Fees" in the aggregate amount of $3,000,000 and "Tranche B Additional Fees" in the aggregate amount of $350,000. The Additional Fees shall be shall be payable on the Waiver Expiry Date (or, if the Standstill Period commences, instead on the Standstill Expiry Date), provided that if on a day on or before the date on which the Additional Fees would otherwise be payable the Loans and all other obligations owing to the Banks under the Credit Agreement have been paid in full (and the Revolving Credit Commitments terminated), (i) the amount of the Tranche A Additional Fees shall automatically be reduced to $1,500,000 and (ii) all Additional Fees shall be payable on such day. If any Bank assigns any of its rights in respect of its Loans and Revolving Credit Commitments pursuant to Section 9.06(c) of the Credit Agreement, a proportionate amount of the Additional Fees earned by and payable to such Bank shall be payable to the Assignee thereof as of the day the Additional Fees are payable.

          (d) As contemplated by Section 3(b) of the DF Participation Term Sheet, the Tranche B Additional Fees shall in the DF Participation Agreement be allocated among the Participating Banks and the DF Participants, and the DF Participation Agreement shall provide for the DF Participants to share in payments of interest and Facility Fees, and certain increased cost provisions, as contemplated by Section 2(c) of the DF Participation Term Sheet. The Company acknowledges and agrees that except as expressly stated in the preceding sentence, all fees and other compensation to be paid to the Banks or the Agents as provided for in this Waiver is solely for the account of the Banks and the Agents, as the case may be, and that any other fees or other compensation for the DF Participants will be the responsibility of the Company and paid to them directly.

         SECTION 15. Representations of the Company. The Company represents and warrants that, except as expressly waived hereby, (i) the representations and warranties of the Company set forth in Article 4 of the Credit Agreement will be true on and as of the Waiver Effective Date and (ii) no Default will have occurred and be continuing on such date. The Company further represents and warrants that:

         (a) all information (other than projections) heretofore furnished by or on behalf of the Company to the Administrative Agent or any Bank for purposes of or in connection with this Waiver does not, and all such information hereafter furnished by or on behalf of the Company to the Administrative Agent or any Bank will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make statements therein, in light of the circumstances under which they were or will be made, not misleading; and

         (b) the projections upon which the Cash Plan was based and any similar information provided in writing to the Banks by or on behalf of the Company pursuant to the Credit Agreement or this Waiver will in each case be based upon good faith estimates and assumptions believed by the Company's senior management to be reasonable at the time delivered and at the time prepared and delivered represent senior management's reasonable best estimate of the future performance of, in the case of the Cash Plan, the domestic operations of the Company and its Domestic Subsidiaries and, in any other case, the Company and its Subsidiaries.

         SECTION 16. Governing Law. This Waiver shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 17. Counterparts. This Waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 18. Effectiveness. (a) This Waiver shall become effective as of the date hereof on the date (the "Waiver Effective Date") when the Administrative Agent shall have received:

                  (i) from each of the Company, each Domestic Subsidiary and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

                 (ii) confirmation that the Company has paid all statements of Davis Polk & Wardwell, special counsel for the Administrative Agent, and of Policano & Manzo that have been rendered to the Company at least two Domestic Business Days prior to the Waiver Effective Date in respect of this Waiver or other Credit Agreement matters;

                 (iii) the Administrative Agent shall have received from one or more individual members of the Dorrance family a commitment letter substantially in the form of Exhibit A hereto covering an aggregate committed amount of $17,500,000 for the DF Participation Agreement; and

                 (iv) the Administrative Agent shall have received a letter from the Company, in form and substance satisfactory to it, with respect to its fees and expenses for acting as Administrative Agent on and after the Waiver Effective Date, together with payment of any amounts due thereunder on the Waiver Effective Date.

          (b) If the Waiver Effective Date occurs, the Borrower shall pay the Administrative Agent, in immediately available funds, (1) for the account of each Bank that has evidenced its agreement hereto as provided in clause (i) of
Section 18(a) by 5:00 P.M. (New York City time) on the later of (i) June 30, 2000 and (ii) the 10th Domestic Business Day after the date the Administrative Agent issues a notice to the Banks saying this Waiver has become effective (such later date being the "Fee Determination Date"), a waiver fee in an amount equal to 0.15% of the sum (as of the opening of business on the date hereof) of (A) the Revolving Credit Commitment of such Bank and (B) the outstanding principal amount of such Bank's Term Loans, such waiver fees being due on the first Domestic Business Day after the Fee Determination Date, and (2) an arrangement fee solely for the account of each of the Administrative Agent and the Syndication Agent (or their affiliates) in the amount separately agreed between the Administrative Agent or the Syndication Agent, as the case may be, and the Company, such arrangement fees being due on the first Domestic Business Day after the Waiver Effective Date.

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first above written.

                                            VLASIC FOODS INTERNATIONAL INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            MORGANGUARANTY TRUST COMPANY OF NEW
                                                  YORK, as Bank, Administrative
                                                  Agent and Collateral Agent

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            THE CHASE MANHATTAN BANK


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            BANK OF AMERICA NT&SA


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            BANK OF MONTREAL


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            BARCLAYS BANK PLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            BANKERS TRUST COMPANY


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            DEUTSCHE BANK AG NEW YORK and/or
                                                  CAYMAN ISLANDS BRANCHES


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            BANK ONE, NA (Main office, Chicago)

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            FLEET NATIONAL BANK


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            MELLON BANK, N.A.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            PNC BANK, NATIONAL ASSOCIATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            WACHOVIA BANK, N.A.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            PAM CAPITAL FUNDING LP


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            ML CBO IV (CAYMAN), LTD


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            THE BANK OF NOVA SCOTIA


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            FIRST UNION NATIONAL BANK


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:




                                            SUNTRUST BANK


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            WESTDEUTSCHE LANDESBANK
                                                  GIROZENTRALE NEW YORK BRANCH


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            BANCA NAZIONALE DEL LAVORO
                                                  S.p.A. - NEW YORK BRANCH


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

CONFIRMED AND AGREED TO:


ALIGAR, INC.

CARGAL, INC.

VLASIC FOODS DISTRIBUTION COMPANY

VF BRANDS, INC.

VLASIC INTERNATIONAL BRANDS INC.

VLASIC STANDARDS, INC.

VLASIC INTERNATIONAL SALES INC.



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   Title:


By:
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   Name:
   Title:


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